Exhibit 31.1

CERTIFICATIONS

I, Mark M. Comerford, certify that:

1.                                      I have reviewed this annual report on Form 10-K/A of Haynes International, Inc.; and

2.                                      Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statement made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: January 30, 2015
/s/ MARK M. COMERFORD
Mark M. Comerford
President and Chief Executive Officer